Exhibit 5.1

August 1, 2011

Questar Corporation

180 East 100 South

Salt Lake City, Utah 84111

Re:  Registration Statement on Form S-3 Relating to the Questar Corporation Dividend

Reinvestment and Stock Purchase Plan, as amended (“Registration Statement”)

Ladies and Gentlemen:

I am acting as counsel to Questar Corporation, a Utah corporation (the “Corporation”) in connection with the offer and sale of shares of the Corporation’s common stock without par value (the “Shares”) under the Corporation’s Dividend Reinvestment and Stock Purchase Plan, as amended (the “Plan”) as described in the Registration Statement.  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

I have examined such documents, agreements, certificates and corporate or other records as I have deemed necessary or appropriate as a basis for this opinion.  In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Corporation and others.

Based upon and subject to the foregoing, I am of the opinion that:

1.               The Corporation is a corporation duly organized and validly existing under the laws of the State of Utah; and

2.               The Shares have been duly authorized and, when the Shares are issued and sold in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

I am admitted to the Bar of the State of Utah, and I express no opinion as to the laws of any jurisdiction other than the laws of the State of Utah and the federal laws of the United States.

I consent to the reference made to me under the heading “Legal Opinion” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

By:	/s/ Thomas C. Jepperson
Name:	Thomas C. Jepperson
Title:	Executive Vice President,
General Counsel and Corporate Secretary
Questar Corporation